SALE OF SHARES AGREEMENT

SALE OF SHARES AGREEMENT (the "Agreement") is made and entered into this _____ day of _______________, 2004, between Fronthaul, Inc., a Nevada Corporation, its successors and assigns (the "Purchaser") and Paul and Cynthia Pederson (the "Seller") who hold 20 shares of Loadsource, Inc., (the "Company")a Tennessee Corporation.

1. **PURPOSE** Seller hereby agrees to sell to Purchaser, who agrees to buy, all of Seller's shares of the Company. Whereas Seller will transfer all owned shares to Purchaser on March 1, 2005 after seller acknowledges receipt of all consideration.

2. **CONSIDERATION** Purchaser hereby agrees to pay Seller $11,640 (Eleven Thousand Six Hundred and Forty Dollars) (Payment Schedule as provided in attached "Exhibit A") for 20 shares of the Company.

3. **SELLER'S REPRESENTATIONS**

a) **Load Volume** Company's network load volume can be expected to range from 8,000 to 25,000 loads daily. Due to the fact that loads are continually added and taken down snapshot volumes (loads available at a particular point in time) typically range between 10,000 to 15,000 loads. Load volumes will vary depending on season, time of the day and other factors. Recent snapshots showed varying load volumes: 7/25/04 13,500 loads posted, 7/26/04 overnight 11,398 loads posted and 7/27/04 at 3 pm showed 19,075 loads posted.

b) **Data Accuracy** Load data is as accurate as the clients providing it. Load accuracy and availability will vary depending on the sophistication level of the broker agent providing it. Sophistication levels range from those of clients that update the network every time they make a change to those who only provide data to Company once a day.

c) **Participating Brokers** Data analysis shows that approximately 525 broker agents have sent or supplied posting data (loads) in the previous 90 days. 306 new broker agents have been granted posting privileges during the same time period, and 704 have been granted privileges year to date, making a total of approximately 2700 broker agents with access to posting. However, many brokers apply, the bulk of the available load volume comes from the core group of brokers that the Company has developed.

d) **Debts and Liabilities of Company** The Company does not owe any amount of money for taxes, insurance premiums, or any other creditor that is not listed on the attached "Exhibit B". In addition the Company does not owe the Seller any money, for whatever reason, and the Seller hereby gives a complete and final discharge to the Company in all respects.

e) **Shares** The shares concerned by this Agreement belong to the Seller and his/her title of ownership is absolute. The shares are free and clear of any hypothecs, charges or other liens in favor of third parties, and the Seller has full power and authority to dispose of them.

Seller [initials] Purchaser [initials]

5. TERMINATION

a) Should at any time Purchaser not be able to meet its financial obligation to the Seller, the Purchaser will be in default of the agreement

b) In the event that the Purchaser determines that the Seller made misrepresentations in any way the Purchaser will have the right to terminate this agreement with no further obligation to Seller or for any other reason at Purchaser's sole discretion.

6. NOTICE Any notice intended for either Party shall be deemed to be validly given if it is in writing and is sent by registered or certified mail to such Party's address as set forth below in this Agreement, or to any other address which the Party in question may have indicated in writing to the other Party.

PURCHASER
Fonthaul, Inc.
Att: Michael Alexander
142 Wembley Way
Rockwall, TX 75032

SELLER
Paul & Cynthia Pederson
828 Pottawatomie Tr.
Batavia, IL 60510

7. DEFAULT Either party will have 15 (Fifteen) calendar days to cure any monetary default of the Agreement.

8. INDEMNIFICATION

a) The Seller shall indemnify the Buyer or the Company (principal and interest, legal and extrajudicial costs) up to but not exceed to the extent of moneys received for any damages sustained by either one, and for any liability claim against the Buyer or the Company, either directly or indirectly, absolutely or conditionally, arising from the non-fulfillment of the obligations, or the incorrectness or inaccuracy of the representations and guarantees of the Seller, as stated in this Agreement.

b) The Purchaser shall hold harmless Seller for use of systems and data in ways that may exceed system's design limits. Purchaser further agrees to hold harmless Seller for errors or inaccuracies beyond Seller's control such as those created by the users of the systems, including broker and carrier clients, and from Purchaser's debts, liabilities, and other obligations incurred by Purchaser through its business practices.

9. INVENTORY Including but not limited to all intellectual property, contact information, database information, Uniform Resource Locator's (including loadsource.com, americasloadsonline.com, truckloadfreight.com, and cellulartruckstop.com), hardware and software, client accounts, and all other non-cash assets of the Company.

10. MISCELLANEOUS

a) **ENTIRE AGREEMENT** This Agreement constitutes the entire understanding between the Parties. Declarations, representations, promises or conditions other than those set forth in this Agreement shall not be construed in any way so as to contradict, modify or affect the provisions of this Agreement.

b) **AMENDMENTS** This Agreement shall not be amended or modified except by another written document duly signed by all the Parties.

c) **ALTERNATIVE DISPUTE RESOLUTION** The parties agree to pursue Mediation prior to the filing of any action requesting a judicial or equitable remedy.

11. ACKNOWLEDGEMENT BY THE PARTIES

THE PARTIES HEREBY ACKNOWLEDGE AS FOLLOWS:

a) DUE NEGOTIATIONS TOOK PLACE BETWEEN THEM PRIOR TO THE DRAFTING OF THIS AGREEMENT;
b) THIS AGREEMENT TRULY AND COMPLETELY DEFINES THE UNDERSTANDING REACHED BETWEEN THEM;
c) EACH AND EVERY ONE OF THE PROVISIONS OF THIS AGREEMENT IS LEGIBLE;
d) THEY DID NOT ENCOUNTER ANY DIFFICULTIES IN UNDERSTANDING THE PROVISIONS OF THIS AGREEMENT;
e) BEFORE SIGNING THIS AGREEMENT, EACH PARTY HAD THE OPPORTUNITY TO CONSULT A LEGAL ADVISER; AND EACH PARTY OBTAINED A COPY OF THIS AGREEMENT IMMEDIATELY AFTER IT WAS SIGNED BY ALL THE PARTIES.

THE SELLER

Paul Pederson

Date 9/3/04

Cynthia Pederson

Date 9/3/04

THE PURCHASER

Michael Alexander

Date 9-8-04

Exhibit A

Purchase Price and Payment Schedule

The initial payment for this purchase will be $776 made payable to Seller on or before September 1, 2004. Subsequent payments are to be as follows:

October 1, 2004	$582
November 1, 2004	$388
December 1, 2004	$388
January 1, 2005	$388
February 1, 2005	$388
March 1, 2005	$8,730

Total=$11,640

Seller Purchaser

Exhibit B

Debts and Liabilities of the Company

1) All prepaid carrier accounts
2) Lease for the Dell Server (approximately $125 per month)

Seller Purchaser

SELLER NOTARY BLOCK:

STATE OF ILLINOIS

COUNTY OF Kane

"OFFICIAL SEAL" ELEANOR R. LUMBERT Notary Public, State of Illinois My Commission Expires 11/21/06

The foregoing instrument was *(choose one)* ☐ attested or ☒ acknowledged before me this THIRD day of SEPTEMBER, 2004, by *(choose one)* ☐ ______ as an individual, ☐ ______, as ______ of ______, a ______ corporation, on behalf of the corporation, or ☐ ______, partner or agent on behalf of ______, a ______ partnership.

(AFFIX NOTARIAL SEAL)

"OFFICIAL SEAL" ELEANOR R. LUMBERT Notary Public, State of Illinois My Commission Expires 11/21/06

My commission expires: 11-21-06

Eleanor R. Lumbert
(OFFICIAL NOTARY SIGNATURE)
NOTARY PUBLIC STATE OF Illinois

Eleanor R. Lumbert
(PRINTED, TYPED OR STAMPED NAME OF NOTARY)
COMMISSION NUMBER:

PURCHASER NOTARY BLOCK:

STATE OF Texas

COUNTY OF Rockwall

The foregoing instrument was *(choose one)* ☐ attested or ☒ acknowledged before me this eighth day of Sept, 2004, by *(choose one)* ☒ CAROLYN THOMPSON as an individual, ☐ ______, as ______ of ______, a ______ corporation, on behalf of the corporation, or ☐ ______, partner or agent on behalf of ______, a ______ partnership.

(AFFIX NOTARIAL SEAL)

CAROLYN THOMPSON Notary Public STATE OF TEXAS Commission Expires 08/22/07

My commission expires: 8/22/07

Carolyn Thompson
(OFFICIAL NOTARY SIGNATURE)
NOTARY PUBLIC STATE OF Texas

CAROLYN THOMPSON
(PRINTED, TYPED OR STAMPED NAME OF NOTARY)
COMMISSION NUMBER: 8/22/07

Seller ______ Purchaser ______